Exhibit 23.2


                         INDEPENDENT AUTITORS' CONSENT


Securities and Exchange Commission
Washington, D.C.

We consent to the use in this Registration Statement of Wedge Net Experts, Inc. on Form SB-2, of our report dated July 7, 2000, appearing in the Prospectus, which is part of this registration statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.




By:  /s/  Cordovano and Harvey, P.C.
   ---------------------------------
          Cordovano and Harvey, P.C.
          Denver, Colorado


Dated:  September 7, 2000